Exhibit 99.1

Viggle and Sportech Team Up to Enter the Daily Fantasy Sports Market

Advertisers Score with Targeted Access to Active Sports Fans as Deal Extends Viggle App Engagement and Brand Loyalty

NEW YORK, NY -- September 9, 2015 – Capitalizing on the growing popularity of fantasy sports businesses, Viggle Inc. (NASDAQ: VGGL), the entertainment marketing and rewards platform, and Sportech, Inc., a subsidiary of Sportech PLC (LON: SPO), a global sports entertainment company, have teamed up to form DraftDay Gaming Group (“DraftDay”) to purchase fantasy sports assets, specifically DraftDay, the third-largest operator in the daily fantasy sports industry, from MGT Capital Investments Inc. (NYSE MKT: MGT).

By combining and capitalizing on the well-established operational business assets of DraftDay, Sportech and Viggle, the new company is well-positioned to become a significant player in the explosive fantasy sports market. To date, DraftDay has paid out more than $30 million in prizes with player retention and brand loyalty second-to-none in the fantasy sports industry. Viggle assets MyGuy and Viggle Football have already met with great success in offering exciting real-time interactive participation to its nearly 10 million registered users in tandem with professional and college football and basketball games. Sportech is one of the world’s leading betting organizations, operating in 30 countries and employing more than 1,000 people.

DraftDay Gaming Group will feature the popular DraftDay platform whereby users can draft a team within a salary cap, follow game action and reap rewards.  It will continue to offer high-quality entertainment to consumers as well as to businesses desiring turnkey solutions to new revenue streams. More than 40 million people play season-long fantasy games annually in the U.S., but less than 5% currently play daily fantasy sports. The online poker market generates more than $20 billion of revenue annually, but entry fees to daily fantasy sports just topped $1 billion this year. DraftDay will provide entry for consumer brands into this exciting growth market.

Sportech will manage the day-to-day operations of DraftDay. DraftDay will be the differentiated platform in the industry, with a leadership team highly experienced in B2B aggregated network operations and in regulated gaming markets.

“DraftDay holds the potential to quickly disrupt the daily fantasy sports business with B2B partnerships including new ventures with companies within the regulated gaming industry,” said President of Sportech’s digital division, Rich Roberts. “Integrating DraftDay games within the Viggle app introduces significant potential to expand the user audience of U.S. sports fans while creating more visibility for DraftDay which we expect will continue to build in the months and years ahead.”

Significant for any advertisers, the Viggle app will be integrated into DraftDay games, providing greater access to U.S. sports fans. The highly targeted Viggle marketing, rewards and advertising platform will now deliver even greater access to the high-spending demographic of sport enthusiasts. Viggle users benefit as they will be able to play daily fantasy sports along while watching their favorite sporting events through real-time games right on their mobile phone or tablet, while reaping rewards. Last season, Viggle users answered 64.8 million predictive questions while playing Viggle Football. The joint entity will also benefit from the intended re-launch of MyGuy, a game that allows play-by-play substitution during football games. MyGuy takes daily sports fantasy one step further by letting users coach and play at the same time. Users playing MyGuy make game-time decisions just as the coach does. If your first pick isn’t performing or if a new player is on the field, you can change your pick on the fly. Viggle users who join in the game with MyGuy can be rewarded for their quick thinking and shrewd choices. DraftDay Gaming Group also expects to continue to expand its selection of sports-related games to meet the clear demand for this form of entertainment.

Commenting on the rationale leading into the deal, John Small, Chief Financial Officer of Viggle, said, “The combination of the DraftDay platform plus Sportech’s gaming experience logically aligns with our avid existing base of Viggle App sport fans. The merged assets of DraftDay Gaming Group create a compelling win-win for both sports enthusiasts and the advertisers aiming to reach this demographic in a very targeted way designed to build brand loyalty. We expect our investment in DraftDay to provide a new revenue source, as Viggle users and advertisers now have even more reasons to continue enjoying what the Viggle app has to offer.”

Viggle Inc. will own 44% of DraftDay, Sportech, Inc. will own 35%, with MGT Capital and other shareholders holding the balance.  Robert F.X. Sillerman will be the Chairman of the Board.  Rich Roberts, current President of Sportech's digital division, will also serve as DraftDay CEO, Nic Sulsky, formerly of Sportech Digital, will be the President, and John C. Small will act as the CFO of both DraftDay and Viggle Inc. Larry Kom, who served as MGT's CIO, will join DraftDay as CTO and be accompanied by the full product development team.

For more detailed information, please see the Form 8-K for Viggle Inc. and MGT Capital Investments filed for each company this morning.

About Sportech PLC

Sportech PLC is a sports gaming and entertainment Group and one of the world's leading pool and tote betting organizations.  We focus on highly regulated markets worldwide, with our largest activities in the US.  Globally we process over $13 billion in bets annually, with a presence in 30 countries, including customers in most US states that permit such betting. The Group operates through 3 divisions: Sportech Racing and Digital, Sportech Venues, and The Football Pools, providing betting technology and operating systems and retail venues for betting on football (soccer), horseracing and greyhound racing. Headquartered in London, England, the company also has operational offices in Connecticut, Atlanta, Toronto, California, New Jersey, Liverpool, Bristol, Netherlands, Germany, and Ireland.  For more information about Sportech PLC, please visit www.sportechplc.com.

About Sportech, Inc.

Sportech, Inc., part of the Sportech PLC group, is a global provider of wagering technology and services to licensed gaming operators and consumers.  The Sportech Racing and Digital division is a leading global provider of wagering technology solutions to licensed racing and betting operators, and the largest provider of white label digital (Internet and mobile) technologies and services to licensed gaming operators in the U.S.  Sportech's Bump 50:50 provides technologies and services for 50/50 raffle programs to the charitable foundations affiliated with professional sports teams.  For more information on Sportech Racing and Digital, visit www.sportech.net.

The Sportech Venues, Inc. division holds the exclusive license to conduct off-track pari-mutuel wagering on racing and jai alai in the State of Connecticut. The company operates 15 wagering venues, in addition to an account wagering service that offers Internet and telephone betting on racing.   In parallel with business operations in Connecticut, Sportech Venues California LLC was established to develop and operate off track wagering sports bar facilities in California.  For more information on Sportech Venues, Inc., please visit www.MyWinners.com.

About Viggle, Inc.

Viggle is an entertainment marketing and rewards platform whose app rewards its members for watching TV shows and discovering new music. The Viggle Platform had an average monthly total reach of 23.6 million for the three months ended June 30, 2015, including nearly 10 million Viggle registered users. Since its launch, Viggle members have redeemed over $26 million in rewards for watching their favorite TV programs and listening to music. Members can use Viggle’s store, accessible through the Viggle app or on Viggle.com, to redeem their Viggle Points for TV show, movie and music downloads. In addition, Viggle operates Wetpaint, which offers entertainment and celebrity news online; NextGuide, maker of technology that helps consumers search for, find, and set reminders for TV shows and movies; and Choose Digital, a digital marketplace platform that allows companies to incorporate digital content into existing rewards and loyalty programs in support of marketing and sales initiatives. For more information, visit www.viggle.com or follow us on Twitter @Viggle.

About MGT Capital Investments, Inc.

MGT Capital and its subsidiaries operate social and real money gaming sites online and in the mobile space, including ownership of the 3rd largest daily fantasy sports wagering platform, DraftDay.com.  The Company also offers games of skill through MGTplay.com and social casino games with SlotChamp™.  MGT also launched Daily Fantasy Legend in partnership with Facebook to become the first daily fantasy sports platform on social media.  In addition, the Company owns intellectual property relating to slot machines and has asserted its claims via patent infringement lawsuits.

Forward-looking Statements

This press release contains forward-looking statements. The words or phrases "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." MGT's financial and operational results reflected above should not be construed by any means as representative of the current or future value of its common stock. All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the Company's plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to: rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, license and sign new agreements; the unpredictable nature of consumer preferences; and other factors set forth in the Company's most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the U.S. Securities and Exchange Commission.

Company Contact:

Viggle Inc.
Investor Relations:
John C. Small, 646-738-3220
CFO
john@viggle.com

or

IRTH Communications
Robert Haag, 1-866-976-4784
VGGL@irthcommunications.com

or

Media:
Dian Griesel International
Laura Radocaj, 212-825-3210
lradocaj@dgicomm.com

or

MGT Capital Investments, Inc.
Robert Traversa, Chief Financial Officer
rtraversa@mgtci.com
914-630-7431